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                                                  EXHIBIT 10.1
             [Canadian Hydrocarbons Marketing Inc. Letterhead]

                        September 1, 1993





Cascade Natural Gas Corporation
222 Fairview Avenue North
Seattle, Washington U.S.A. 98109

Attention:     Ms. Melissa Whitten

Dear Madam:

Re:  Canadian Hydrocarbons Marketing Inc./Cascade Natural Gas
     Corporation Natural Gas Purchase Agreement Dated November 1,
     1990

Pursuant to Section 7.09 of the above noted agreement, Canadian
Hydrocarbons Marketing Inc. ("CHMI") proposes via this letter that the Reserves Standby Fee and Gas Commodity Price be renegotiated for the contract year November 1, 1993 to October 31, 1994.

Gas Commodity Price

In regard to the Gas Commodity Price, CHMI proposes the following two alternatives for Cascade Natural Gas Corporation's
("Cascade") consideration.

     Alternative #1

     The Gas Commodity Price would be calculated monthly as being [CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE COMMISSION] of the Index Price for "Spot Sales" of gas delivered into the Northwest Pipeline Corporation ("NWP") System at Sumas, Washington as quoted in the first publication of each applicable month by the publication Inside F.E.R.C. Natural Gas Market Report plus the Westcoast Motor Fuel Tax.

     Alternative #2

     The Gas Commodity Price would be set at [CONFIDENTIAL
     INFORMATION OMITTED AND FILED SEPARATELY WITH THE
     COMMISSION]/MMBtu.

Reserves Standby Fee

Common to Alternatives #1 and #2, CHMI proposes that the Reserves
Standby Fee be rolled over at the existing [CONFIDENTIAL
INFORMATION OMITTED AND FILED SEPARATELY WITH THE
COMMISSION]/MMBtu.

The gas industry is currently experiencing a period of uncertainty and CHMI is cognizant of Cascade's need to moderate the transition in gas prices to its customers. CHMI feels that the foregoing pricing proposal is reasonable and would provide Cascade with supply costs which are competitive and in line with the expected prices to be paid by other customers off the NWP System.

If you are in concurrence with the foregoing, please indicate your preference of alternative #1 or #2 in the space provided below and sign both copies of this letter and return both copies to CHMI. Upon execution CHMI will return one copy to Cascade for your files.

Yours truly,

CANADIAN HYDROCARBONS MARKETING INC.
/s/ J.A. Thompson
J.A. Thompson
Director, Marketing & Supply

JAT/sk

AGREED AND ACCEPTED TO                        Alternative #1

this 15th day of October, 1993

CASCADE NATURAL GAS CORPORATION               Alternative #2

Per: /s/ King Oberg
     King Oberg
     Vice President, Gas Supply

AGREED AND ACCEPTED TO

this 20th day of October, 1993

CANADIAN HYDROCARBONS MARKETING INC.

Per:    /s/ D. I. Andrews
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